EXHIBIT 99.1

Republic Services, Inc. Reports
Second-Quarter Results

●	Company Reports Double-Digit Growth in Second-Quarter Earnings of $0.60 Per Share and $0.61 Per Share as Adjusted
●	Revenue Growth of 7.5 Percent Includes Average Yield of 2.5 Percent and Volume Growth of 1.9 Percent
●	Company Raises Full-Year Adjusted EPS Guidance
●	Company Increases its Quarterly Dividend by 8 Percent

PHOENIX (July 27, 2017) - Republic Services, Inc. (NYSE: RSG) today reported net income of $202.9 million, or $0.60 per diluted share, for the three months ended June 30, 2017, versus $180.8 million, or $0.52 per diluted share, for the comparable 2016 period. Excluding certain gains and expenses, on an adjusted basis, net income for the three months ended June 30, 2017, was $205.9 million, or $0.61 per diluted share, versus $189.5 million, or $0.55 per diluted share, for the comparable 2016 period.

“Our second-quarter performance underscores our ability to grow both price and volume, increase earnings and free cash flow, and consistently improve cash returns to shareholders,” said Donald W. Slager, president and chief executive officer. “Given the strength of our business and the ongoing successful execution of our strategy, we are raising our guidance to reflect our expected out-performance for the year.”

Second-Quarter Financial Highlights:

*	Adjusted diluted EPS was $0.61 per share, an increase of 11 percent over the prior year.

*	Year-to-date cash provided by operating activities was $879 million and adjusted free cash flow was $358 million, an increase of approximately 6 percent over the prior year.

*	Total revenue increased 7.5 percent over the prior year, the Company's highest level of growth in over 8 years.

*	Revenue growth from average yield was 2.5 percent and volumes increased 1.9 percent.

*	Core price increased revenues by 4.1 percent, which consisted of 5.3 percent in the open market and 2.2 percent in the restricted portion of the business.

*	Adjusted EBITDA increased $42 million, or 6 percent, over the prior year. Adjusted EBITDA margin was 28.0 percent of revenue.

*	Total cash returned to shareholders through dividends and share repurchases was $247 million. Year-to-date cash returned to shareholders was $454 million.

Second-Quarter Operational Highlights:

*
The Company continued to convert contracts from CPI to a more favorable pricing mechanism for the annual price adjustment. The Company now has approximately $440 million in annual revenue tied to a waste-related index or a fixed-rate increase of 3 percent or greater.

*	Republic completed its standardized maintenance initiative and the entire fleet is now certified under the program.

*	The Company, which operates the 7th largest vocational fleet in the U.S., advanced its fleet-based initiatives designed to improve productivity and lower costs. Currently:

•19 percent of the fleet operates on compressed natural gas, up from 17 percent in the prior year.

•75 percent of the residential fleet is automated, up from 73 percent in the prior year.

*	Republic invested $36 million in tuck-in acquisitions during the second quarter and $91 million year-to-date.

*
The Company was recently named to the Forbes 2017 America’s Best Large Employers list, an elite employer ranking based on the results of an independent survey conducted among 30,000 U.S. workers at companies and institutions across the country, as well as a recipient of the Glassdoor Employees’ Choice Award which is based on employee reviews about Republic Services on Glassdoor.com. Republic was the only recycling and waste services company to receive either recognition.

Raised Full-Year 2017 EPS Guidance

Republic raised its full-year adjusted diluted EPS guidance to be in a range of $2.36 to $2.39, from the original guidance of $2.32 to $2.36.

Dividend Increase

Republic continues to increase cash returns to shareholders, and announced today that its Board of Directors approved a 2.5-cent increase in the quarterly dividend. The quarterly dividend of $0.345 per share for shareholders of record on Oct. 2, 2017, will be paid on Oct. 16, 2017.

Slager commented, “The increase in our quarterly dividend of 8 percent demonstrates our commitment to increase cash returned to shareholders. This is the eighth year in a row we’ve increased our quarterly dividend which speaks to the stability and predictability of our cash flows.”

Presentation of Certain Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income, adjusted EBITDA, and adjusted free cash flow are described in the Reconciliation of Certain Non-GAAP Measures section of this document. The adjusted diluted earnings per share related to the full-year guidance is described in the 2017 Financial Guidance section of this document.

About Republic Services

Republic Services, Inc. is an industry leader in U.S. recycling and non-hazardous solid waste. Through its subsidiaries, Republic’s collection companies, recycling centers, transfer stations and landfills focus on providing effective solutions to make proper waste disposal effortless for its 14 million customers. We’ll handle it from here.TM, the brand’s promise, lets customers know they can count on Republic to provide a superior experience while fostering a sustainable Blue PlanetTM for future generations to enjoy a cleaner, safer and healthier world.

For more information, visit the Republic Services website at RepublicServices.com. “Like” Republic on Facebook at www.facebook.com/RepublicServices and follow on Twitter @RepublicService.

For more information, contact:

Media Inquiries	Investor Inquiries

Darcie Brossart (480) 627-2700	Nicole Giandinoto (480) 627-7098

media@RepublicServices.com	investor@RepublicServices.com

###

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36.0	$67.8
Accounts receivable, less allowance for doubtful accounts and other of $47.7 and $44.0, respectively	1,074.4	994.8
Prepaid expenses and other current assets	182.4	221.9
Total current assets	1,292.8	1,284.5
Restricted cash and marketable securities	93.3	90.5
Property and equipment, net	7,690.1	7,588.6
Goodwill	11,208.2	11,163.2
Other intangible assets, net	157.5	182.3
Other assets	319.2	320.5
Total assets	$20,761.1	$20,629.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$596.5	$553.8
Notes payable and current maturities of long-term debt	705.4	5.8
Deferred revenue	321.9	312.9
Accrued landfill and environmental costs, current portion	146.0	142.7
Accrued interest	71.3	71.8
Other accrued liabilities	701.9	725.0
Total current liabilities	2,543.0	1,812.0
Long-term debt, net of current maturities	7,075.7	7,653.1
Accrued landfill and environmental costs, net of current portion	1,671.1	1,684.8
Deferred income taxes and other long-term tax liabilities	1,230.4	1,210.2
Insurance reserves, net of current portion	274.2	274.6
Other long-term liabilities	301.6	301.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 349.5 and 348.2 issued including shares held in treasury, respectively	3.5	3.5
Additional paid-in capital	4,803.8	4,764.5
Retained earnings	3,496.7	3,324.0
Treasury stock, at cost; 12.5 and 8.8 shares, respectively	(652.2)	(414.9)
Accumulated other comprehensive income, net of tax	11.1	14.2
Total Republic Services, Inc. stockholders’ equity	7,662.9	7,691.3
Noncontrolling interests in consolidated subsidiary	2.2	2.4
Total stockholders’ equity	7,665.1	7,693.7
Total liabilities and stockholders’ equity	$20,761.1	$20,629.6

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$2,526.7	$2,350.7	$4,919.5	$4,599.2
Expenses:
Cost of operations	1,557.4	1,440.7	3,041.5	2,822.0
Depreciation, amortization and depletion	258.3	250.1	508.2	493.3
Accretion	19.9	19.8	39.9	39.6
Selling, general and administrative	262.9	243.5	516.4	484.7
Withdrawal costs - multiemployer pension funds	—	—	1.1	5.6
Gain on disposition of assets and asset impairments, net	(1.4)	—	(9.8)	—
Restructuring charges	4.1	14.5	8.5	26.4
Operating income	425.5	382.1	813.7	727.6
Interest expense	(89.5)	(92.2)	(179.0)	(185.0)
Loss from unconsolidated equity method investment	(3.1)	—	(6.0)	—
Interest income	0.3	0.2	0.7	0.8
Other income	0.2	1.6	0.3	0.9
Income before income taxes	333.4	291.7	629.7	544.3
Provision for income taxes	130.0	110.7	238.5	206.4
Net income	203.4	181.0	391.2	337.9
Net income attributable to noncontrolling interests in consolidated subsidiary	(0.5)	(0.2)	(0.5)	(0.5)
Net income attributable to Republic Services, Inc.	$202.9	$180.8	$390.7	$337.4
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$0.60	$0.53	$1.15	$0.98
Weighted average common shares outstanding	338.1	343.9	339.0	344.6
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$0.60	$0.52	$1.15	$0.98
Weighted average common and common equivalent shares outstanding	340.0	345.2	340.9	346.0
Cash dividends per common share	$0.32	$0.30	$0.64	$0.60

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Six Months Ended June 30,
	2017	2016
Cash provided by operating activities:
Net income	$391.2	$337.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	548.1	532.9
Non-cash interest expense	21.9	23.1
Restructuring related charges	8.5	26.4
Stock-based compensation	17.7	12.1
Deferred tax provision	21.2	9.0
Provision for doubtful accounts, net of adjustments	14.8	11.6
Gain on disposition of assets and asset impairments, net	(10.3)	(2.3)
Withdrawal costs - multiemployer pension funds	1.1	5.6
Environmental adjustments	—	0.3
Loss from unconsolidated equity method investment	6.0	—
Excess income tax benefit from stock-based compensation activity and other non-cash items	1.3	(8.0)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(91.6)	(39.2)
Prepaid expenses and other assets	26.6	(67.1)
Accounts payable	8.6	(27.4)
Restructuring expenditures	(10.9)	(14.5)
Capping, closure and post-closure expenditures	(28.3)	(35.3)
Remediation expenditures	(23.8)	(32.8)
Other liabilities	(23.3)	112.0
Cash provided by operating activities	878.8	844.3
Cash used in investing activities:
Purchases of property and equipment	(497.5)	(512.0)
Proceeds from sales of property and equipment	3.1	5.5
Cash used in business acquisitions and investments, net of cash acquired	(81.7)	(13.9)
Cash used in business divestitures	(14.3)	—
Change in restricted cash and marketable securities	(2.8)	3.6
Other	(0.5)	(0.4)
Cash used in investing activities	(593.7)	(517.2)
Cash used in financing activities:
Proceeds from notes payable and long-term debt	2,262.3	1,789.6
Payments of notes payable and long-term debt	(2,147.1)	(1,729.8)
Fees paid to issue senior notes and retire certain hedging relationships	—	(3.5)
Issuances of common stock	19.8	26.7
Excess income tax benefit from stock-based compensation activity	—	6.3
Purchases of common stock for treasury	(230.7)	(196.1)
Cash dividends paid	(217.0)	(207.1)
Distributions paid to noncontrolling interests in consolidated subsidiary	(0.7)	(0.7)
Other	(3.5)	(2.9)
Cash used in financing activities	(316.9)	(317.5)
(Decrease) increase in cash and cash equivalents	(31.8)	9.6
Cash and cash equivalents at beginning of year	67.8	32.4
Cash and cash equivalents at end of period	$36.0	$42.0

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2016. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Collection:
Residential	$576.4	22.8%	$559.9	23.8%	$1,140.7	23.2%	$1,111.1	24.2%
Small-container	747.1	29.6	714.8	30.4	1,480.8	30.1	1,422.6	30.9
Large-container	528.7	20.9	499.7	21.3	1,024.0	20.8	968.8	21.1
Other	10.7	0.4	9.7	0.4	20.5	0.4	19.0	0.4
Total collection	1,862.9	73.7	1,784.1	75.9	3,666.0	74.5	3,521.5	76.6
Transfer	312.0		296.8		594.2		565.0
Less: intercompany	(181.7)		(178.2)		(353.4)		(342.7)
Transfer, net	130.3	5.2	118.6	5.0	240.8	4.9	222.3	4.8
Landfill	569.7		536.2		1,074.4		1,025.6
Less: intercompany	(255.5)		(249.6)		(487.9)		(477.3)
Landfill, net	314.2	12.4	286.6	12.2	586.5	11.9	548.3	11.9
Energy services	36.1	1.4	17.2	0.7	63.3	1.3	35.8	0.8
Other:
Sale of recycled commodities	136.0	5.4	101.4	4.3	269.9	5.5	188.2	4.1
Other non-core	47.2	1.9	42.8	1.9	93.0	1.9	83.1	1.8
Total other	183.2	7.3	144.2	6.2	362.9	7.4	271.3	5.9
Total revenue	$2,526.7	100.0%	$2,350.7	100.0%	$4,919.5	100.0%	$4,599.2	100.0%

The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Average yield	2.5%	2.0%	2.4%	2.0%
Fuel recovery fees	0.6	(1.0)	0.5	(1.2)
Total price	3.1	1.0	2.9	0.8
Volume	1.9	0.5	1.5	1.5
Recycled commodities	1.5	0.3	1.8	0.1
Energy services	0.7	(0.5)	0.5	(0.6)
Total internal growth	7.2	1.3	6.7	1.8
Acquisitions / divestitures, net	0.3	0.4	0.3	0.8
Total	7.5%	1.7%	7.0%	2.6%

Core price	4.1%	3.1%	4.1%	3.1%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers.

We also measure changes in average yield and core price as a percentage of related-business revenue, defined as total revenue excluding recycled commodities and fuel recovery fees, to determine the effectiveness of our pricing strategies. Average yield as a percentage of related-business revenue was 2.7% and 2.6% for the three and six months ended June 30, 2017, respectively, and 2.2% for each of the same periods in 2016. Core price as a percentage of related-business revenue was 2.5% and 3.4% for the three and six months ended June 30, 2017, respectively, and 3.4% and 3.5% for the same respective periods in 2016.
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Labor and related benefits	$498.6	19.7%	$475.8	20.2%	$995.2	20.2%	$947.9	20.6%
Transfer and disposal costs	207.3	8.2	195.1	8.3	394.6	8.0	373.7	8.1
Maintenance and repairs	236.1	9.3	223.7	9.5	462.9	9.4	442.0	9.6
Transportation and subcontract costs	144.9	5.7	133.4	5.7	279.0	5.7	255.6	5.6
Fuel	83.2	3.3	80.3	3.4	167.7	3.4	150.6	3.3
Franchise fees and taxes	118.9	4.7	114.7	4.9	228.1	4.6	223.1	4.9
Landfill operating costs	57.1	2.3	44.2	1.9	110.1	2.2	88.0	1.9
Risk management	56.0	2.2	46.7	2.0	103.5	2.1	92.4	2.0
Cost of goods sold	65.1	2.6	43.7	1.9	122.7	2.5	82.4	1.8
Other	90.2	3.6	83.1	3.5	177.7	3.7	166.3	3.6
Total cost of operations	$1,557.4	61.6%	$1,440.7	61.3%	$3,041.5	61.8%	$2,822.0	61.4%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies.
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Salaries	$173.5	6.9%	$154.4	6.6%	$350.2	7.1%	$313.2	6.8%
Provision for doubtful accounts	9.4	0.4	7.0	0.3	14.8	0.3	11.6	0.3
Other	80.0	3.1	82.1	3.5	151.4	3.1	159.9	3.4
Total selling, general and administrative expenses	$262.9	10.4%	$243.5	10.4%	$516.4	10.5%	$484.7	10.5%

These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
EBITDA
The following table calculates EBITDA, which is not a measure determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to Republic Services, Inc.	$202.9	$180.8	$390.7	$337.4
Net income attributable to noncontrolling interests	0.5	0.2	0.5	0.5
Provision for income taxes	130.0	110.7	238.5	206.4
Other income	(0.2)	(1.6)	(0.3)	(0.9)
Interest income	(0.3)	(0.2)	(0.7)	(0.8)
Interest expense	89.5	92.2	179.0	185.0
Depreciation, amortization and depletion	258.3	250.1	508.2	493.3
Accretion	19.9	19.8	39.9	39.6
EBITDA(1)	$700.6	$651.9	$1,355.8	$1,260.5
(1) EBITDA for the three months ended June 30, 2016, may not sum due to rounding.
We believe that presenting EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted Earnings
Reported diluted earnings per share was $0.60 and $1.15 for the three and six months ended June 30, 2017, respectively, as compared to $0.52 and $0.98 for the same period in 2016. During the three and six months ended June 30, 2017 and 2016, we recorded a number of charges and other expenses and gains that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc. (net income – Republic) and diluted earnings per share.

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$700.6	$333.4	$202.9	$0.60	$651.9	$291.7	$180.8	$0.52
Gain on disposition of assets and asset impairments, net	(1.4)	(1.4)	(0.8)	—	—	—	—	—
Restructuring charges	4.1	4.1	2.5	0.01	14.5	14.5	8.7	0.03
Incremental contract startup costs - large municipal contract	2.2	2.2	1.3	—	—	—	—	—
Loss from unconsolidated equity method investment	3.1	—	—	—	—	—	—	—
Total adjustments	8.0	4.9	3.0	0.01	14.5	14.5	8.7	0.03
As adjusted	$708.6	$338.3	$205.9	$0.61	$666.4	$306.2	$189.5	$0.55

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share(1)	EBITDA	Income	Republic	per Share
As reported	$1,355.8	$629.7	$390.7	$1.15	$1,260.5	$544.3	$337.4	$0.98
Gain on disposition of assets and asset impairments, net	(9.8)	(9.8)	(4.6)	(0.01)	—	—	—	—
Restructuring charges	8.5	8.5	5.1	0.02	26.4	26.4	15.9	0.04
Withdrawal costs - multiemployer pension funds	1.1	1.1	0.7	—	5.6	5.6	3.4	0.01
Incremental contract startup costs - large municipal contract	2.2	2.2	1.3	—	—	—	—	—
Loss from unconsolidated equity method investment	6.0	—	—	—	—	—	—	—
Total adjustments	8.0	2.0	2.5	0.01	32.0	32.0	19.3	0.05
As adjusted	$1,363.8	$631.7	$393.2	$1.15	$1,292.5	$576.3	$356.7	$1.03

(1) Line items in this column do not total to $1.15 per share due to rounding.
We believe that presenting adjusted EBITDA, adjusted pre-tax income, adjusted net income – Republic, and adjusted diluted earnings per share, which are not measures determined in accordance with U.S. GAAP, provides an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Although our business regularly incurs startup costs under municipal contracts, we specifically identify in the table above the startup costs with respect to an individual municipal contract (and do not adjust for other startup costs under other contracts). We do this because we believe the costs involved with this particular municipal contract are of an unusual nature for the time period in which they are incurred. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income – Republic, and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the six months ended June 30, 2017 and 2016:

	Six Months Ended June 30,
	2017	2016
Cash provided by operating activities	$878.8	$844.3
Property and equipment received	(531.3)	(521.4)
Proceeds from sales of property and equipment	3.1	5.5
Restructuring payments, net of tax	6.6	8.8
Divestiture related tax payments	1.1	—
Adjusted free cash flow	$358.3	$337.2
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain payments. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the six months ended June 30, 2017 and 2016:

	Six Months Ended June 30,
	2017	2016
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$497.5	$512.0
Adjustments for property and equipment received during the prior period but paid for in the following period, net	33.8	9.4
Property and equipment received during the period	$531.3	$521.4

The adjustments noted above do not affect our net change in cash and cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of June 30, 2017 and December 31, 2016, accounts receivable were $1,074.4 million and $994.8 million, net of allowance for doubtful accounts of $47.7 million and $44.0 million, respectively, resulting in days sales outstanding of 38.7, or 27.1 days net of deferred revenue, compared to 38.1, or 26.1 days net of deferred revenue, respectively.
CASH DIVIDENDS
In April 2017, we paid a cash dividend of $108.4 million to shareholders of record as of April 3, 2017. As of June 30, 2017, we recorded a quarterly dividend payable of $107.8 million to shareholders of record at the close of business on July 3, 2017, which was paid on July 14, 2017.
STOCK REPURCHASE PROGRAM
During the three months ended June 30, 2017, we repurchased 2.2 million shares of our stock for $138.5 million at a weighted average cost per share of $62.91. The amount remaining under the share repurchase authorization as of June 30, 2017 was $214.4 million.
2017 FINANCIAL GUIDANCE
Adjusted Diluted Earnings per Share
The following is a summary of adjusted diluted earnings per share guidance for the year ending December 31, 2017, which is not a measure determined in accordance with U.S. GAAP:

(Anticipated) Year Ending December 31, 2017
Diluted earnings per share	$ 2.32 - 2.35
Withdrawal costs - multiemployer pension funds	—
Gain on disposition of assets and asset impairments, net	(0.01)
Restructuring charges	0.03
Incremental contract startup costs - large municipal contract	0.02
Adjusted diluted earnings per share	$ 2.36 - $2.39
We believe that presenting adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Although our business regularly incurs startup costs under municipal contracts, we specifically identify in the table above the startup costs with respect to an individual municipal contract (and do not adjust for other startup costs under other contracts in 2017). We do this because we believe the costs involved with this particular municipal contract are of an unusual nature for the time period in which they are incurred. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

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general economic and market conditions, including inflation and changes in commodity pricing, fuel, interest rates, labor, risk, health insurance and other variable costs that generally are not within our control, and our exposure to credit and counterparty risk;

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whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, projected costs and expenses related to our landfills and property and equipment, fair values of acquired assets and liabilities assumed in our acquisitions, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste industry;

•	price increases to our customers may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

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our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

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the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on technology in our operations;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	our business is capital intensive and may consume cash in excess of cash flow from operations;

•	any exposure to environmental liabilities or remediation requirements, to the extent not adequately covered by insurance, could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

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severe weather conditions, including those brought about by climate change, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

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compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•	safety and operational risks, including the risk of personal injury to our employees or third parties;

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potential increases in our costs if we are required to provide additional funding to any multiemployer pension fund to which we contribute or if a withdrawal event occurs with respect to any such fund;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies;

•	a cyber-security incident could negatively impact our business and our relationships with customers; and

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acts of war, riots or terrorism, including the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements, as they speak only as of the date on which we make them. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.